Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-196561 on Form S-3ASR of our report dated December 22, 2016, relating to the consolidated financial statements of Piedmont Natural Gas Company, Inc. and subsidiaries (a wholly owned subsidiary of Duke Energy Corporation), appearing in this Annual Report on Form 10-K of Piedmont Natural Gas Company, Inc. and subsidiaries for the year ended October 31, 2016.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
December 22, 2016